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                                                                    Exhibit 23.1

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 20, 2000 (except with respect to the matter discussed in the last paragraph of Note 5, as to which the date is February 1, 2000) included in Career Education Corporation's Annual Report on Form 10-K for the year ended December 31, 1999 and incorporated by reference to Registration Statements on Form S-8 (File Nos. 333-60335 and 333-84403) and to all references to our Firm included in this registration statement.



                                    /s/ Arthur Andersen LLP
                                    -----------------------
                                    Arthur Andersen LLP


Chicago, Illinois
May 24, 2000